Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-264470 and 333-267259 on Form S-3 of our report dated March 30, 2026, relating to the financial statements of Boston Omaha Corporation appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

Omaha, Nebraska
March 30, 2026